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                                                                EXHIBIT 16.1



                       (RECONTA ERNST & YOUNG LETTERHEAD)



April 17, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549-1004



Dear Sirs/Madam,

In response to your letter dated April 9, 1997 to the Detroit Diesel Corporation, please be advised that we have read Item 4 of Form 8-K filed on March 26, 1997 by Detroit Diesel Corporation, and are in agreement with the first paragraph with reference to our dismissal date of March 25, 1997.

Furthermore, we have also read and are in agreement with the amendment to the second paragraph of Item 4 on Form 8-K, in Form 8-K/A filed on April 3, 1997 by the Detroit Diesel Corporation.



/s/ Reconta Ernst & Young S.p.A.














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